                                UNIT CERTIFICATE

                             EACH UNIT COMPOSED OF
                           ONE SHARE OF COMMON STOCK
                       AND ONE REDEEMABLE CLASS A WARRANT
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     NUMBER               HYPERTENSION DIAGNOSTICS, INC.            UNITS
  U-
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                                                              CUSIP 44914V 20 3
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             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA


THIS CERTIFIES THAT, FOR VALUE RECEIVED




or assigns (the "Registered Holder"), is the owner of the number of units (the "Units") specified above, each of which Units entitles the Registered Holder to one (1) share of Common Stock, $.01 par value per share (the "Common Stock"), of Hypertension Diagnostics, Inc., a Minnesota corporation (the "Company") and one
(1) Redeemable Class A Warrant (the "Warrant"). One Warrant initially entitles the Registered Holder to purchase one fully paid and non-assessable share of the Company's Common Stock at any time on or before 5:00 P.M. (Minneapolis time) on ____________________, 2002, at an exercise price of $5.50 per share, subject to adjustment (the "Exercise Price") in lawful money of the United States of America. The Warrants are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement dated _____________, 1998 (the "Warrant Agreement"), by and between the Company and Firstar Trust Company, as Warrant Agent. In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant are subject to modification or adjustment. The Company may, on thirty (30) days' prior written notice, redeem all the Warrants at one cent ($.01) per Warrant at any time on or after ____________________, 1998 and, provided, however, that before any such call for redemption of Warrants can take place, the closing bid price of the Common Stock as reported by Nasdaq, if the Common Stock is then quoted on Nasdaq (or the last reported sale price, if the Common Stock is then traded on a national securities exchange), shall have exceeded $6.50 for any fourteen (14) consecutive trading days.
     The Common Stock and the Warrants may not be traded separately or be transferred until _________________, 1998. Prior to such date, the Company will not recognize any transfer or exchange other than in Units. At any time after the Common Stock and Warrants are separately tradeable, the Registered Holder is entitled to exchange this Unit Certificate for separate certificates representing the number of shares of Common Stock and the Warrants included in the Units represented by this Unit Certificate upon surrender of this Unit Certificate to the Transfer Agent and Registrar at the office of the Transfer Agent and Registrar, together with any documentation required by the Transfer Agent and Registrar. This Unit Certificate is exchangeable, upon surrender hereof by the Registered Holder to the Transfer Agent and Registrar, for a new Unit Certificate or Unit Certificates of like tenor representing an equal aggregate number of Units, each of such new Unit Certificates as represents such number of Units as shall be designated by such Registered Holder at the time of such surrender. This Unit Certificate is transferable at the office of the Transfer Agent and Registrar by the Registered Holder in person or by attorney duly authorized in writing upon surrender of this Unit Certificate. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incidental thereto, for registration of transfer of this Unit Certificate at such office, a new Unit Certificate or Unit Certificates representing an equal aggregate number of Units will be issued to the transferee in exchange for this Unit Certificate.
     Prior to due presentment for registration of transfer hereof, the Company and the Transfer Agent and Registrar may deem and treat the Registered Holder as the absolute owner hereof and of each Unit represented hereby (notwithstanding any notations of ownership or writing hereof made by anyone other than a duly authorized officer of the Company or the Transfer Agent and Registrar) for all purposes and shall not be affected by any notice to the contrary.
     The Warrants covered by this Unit Certificate are subject to the terms of the Warrant Agreement. The Warrant Agreement is available at the offices of the Transfer Agent and Registrar. The Warrant Agreement is incorporated herein by this reference and made a part hereof and reference is hereby made thereto for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder.
     This Unit Certificate shall be valid until __________________, 1998, on which date the Common Stock and Warrants to which the Registered Holder hereof is entitled shall be represented by a Common Stock Certificate and a Warrant Certificate, respectively.
     This Unit Certificate shall be governed by and construed in accordance with the laws of the State of Minnesota without giving effect to conflicts of laws.
     This Unit Certificate shall not be valid or obligatory for any purpose unless countersigned and registered by the Transfer Agent and Registrar of the Company.
     IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized.

DATED:                                    HYPERTENSION DIAGNOSTICS, INC.

COUNTERSIGNED AND REGISTERED:

FIRSTAR TRUST COMPANY                     By       /s/ Greg H. Guettler
(Milwaukee, Wisconsin)                             President
as Transfer Agent and Registrar

By                                        Attest   /s/ Charles F. Chesney
         Authorized Officer                        Secretary

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THE CORPORATION WILL FURNISH ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE, A
COPY OF THE ARTICLES OF INCORPORATION AND A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT-___________Custodian_______
TEN ENT - as tenants by the                          (custodian)         (minor)
          entireties
JT TEN  - as joint tenants with                        under Uniform Gifts to
          right of survivorship and                           Minors Act
          not as tenants in common                   ___________________________
                                                               (state)

    Additional abbreviations may also be used though not in the above list.

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TO: Hypertension Diagnostics, Inc.
    c/o Firstar Trust Company
    Transfer Agent and Registrar

                        STOCK AND WARRANTS EXCHANGE FORM

(To be Executed by the Registered Holder to exercise the rights to exchange this Unit Certificate for that number of shares of Common Stock and Warrants evidenced by the Unit Certificate).

The undersigned hereby irrevocably tenders this Unit Certificate in exchange for _______________ Shares of the Common Stock and ________________ Warrants of Hypertension Diagnostics, Inc. pursuant to and in accordance with the terms and conditions of this Unit and requests that certificates be issued in the names of and in the denomination as follows:

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and be delivered to _________________________________ at the address set forth below and if such number of Shares and Warrants shall not be all of the Shares and Warrants to which the holder is entitled to hereunder, that Certificate(s) of like tenor for the balance of the remaining Shares and Warrants to which the holder is entitled to hereunder be delivered to the undersigned at the address set forth below:

Dated:                              Signature:
       ---------------------------            ----------------------------------

Address:                            Signature Guaranteed:
         -------------------------                       -----------------------
PLEASE INSERT SOCIAL SECURITY OR
   OTHER IDENTIFYING NUMBER

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Please refer to signature information below.

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                                 ASSIGNMENT FORM

       (To be Executed by the Registered Holder in Order to Assign Units)

FOR VALUE RECEIVED, ____________________hereby sells, assigns and transfers unto

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              (Please Print Name and Address, Including Zip Code)

of the Units represented by this Unit Certificate, and hereby irrevocably constitutes and appoints _____________________________________________, attorney to transfer this Unit Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                  Signature X
       --------------------------------             ----------------------------

Signature(s) Guaranteed:                Signature X
                         --------------             ----------------------------
                                                    The signature to the
                                                    exchange or assignment must
                                                    correspond to the name as
                                                    written upon the face of
                                                    this Unit Certificate in
PLEASE INSERT SOCIAL SECURITY OR                    every particular, without
    OTHER IDENTIFYING NUMBER                        alteration or enlargement or
                                                    any change whatsoever.
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Reference is made to the Warrant Agreement referred to on the front side hereof and the provisions of such Warrant Agreement shall for all purposes have the same effect as though fully set forth on the front of this certificate.